Dated	as of May 6, 2016

WISeKey International Holding Ltd

Warrants

- to purchase -

Ordinary Shares

Contents

1.	Interpretation	4
2.	Exercise	10
3.	Adjustments	13
4.	Fractional Interests	19
5.	Form, Title and Transfer	20
6.	Maintenance of Registers	20
7.	Taxes	20
8.	Organic Changes	21
9.	Covenants as to Ordinary Shares	21
10.	Miscellaneous	22

WISeKey International Holding Ltd

Warrant to Purchase Ordinary Shares

Issue Date: as of May 6, 2016

Number of Ordinary Shares: 1,459,127 Ordinary Shares, representing 6% of the Ordinary Shares, calculated on a fully diluted basis as of the date on which the Listing of the Ordinary Shares becomes effective (taking into account, for the avoidance of doubt, all share classes of the Company).

WISeKey International Holding Ltd, a company incorporated in Switzerland (registration number CHE-143.782.707), whose registered office is at General-Guisan-Strasse 6, 6300 Zug (the “Company”), hereby certifies that GEM Global Yield Fund LLC SCS, a company incorporated under the laws of Luxembourg, whose registered office is at 412F, route d’Esch, L-2086 Luxembourg (the “Holder”), or its assignees, is/are entitled to purchase, upon exercise of this Warrant at any time or times on or after the Issue Date (as defined herein), but not after 4.00 p.m., Swiss time, on the Expiry Date (as defined herein) the number of Ordinary Shares stated under ‘Number of Ordinary Shares’ above as adjusted in accordance with the terms hereof (the “Warrant Shares”) at the Exercise Price (as defined herein) per Warrant Share, on the terms and subject to the conditions attached to this Warrant (the “Conditions”).

Words and expressions defined or set out in the Conditions, or the Share Subscription Agreement, shall have the same meaning when used in this Warrant. This Warrant is issued subject to, and with the benefit of, the Conditions. The Company covenants and undertakes to the Holder that it will perform and comply with the obligations on its part set out in the Conditions.

Exercise Price: 120% of the volume-weighted average price of all transactions executed on the Principal Market on which the Ordinary Shares are initially Listed during the first Trading Day after the Ordinary Shares become Listed on such Principal Market.

Expiry Date: the fifth anniversary of the Issue Date of this Warrant.

The Company has agreed to issue this Warrant pursuant to a Resolution of the Board of Directors of the Company passed on January 19, 2016.

The provisions of this Warrant and the Conditions and any dispute or claim arising out of or in connection with them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Switzerland. All disputes, controversies or claims between the Parties arising out of or in connection with the Warrant and the Conditions (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the LCIA Rules. The arbitration tribunal shall be composed of three (3) arbitrators. The arbitration will take place in London, UK, and shall be conducted in the English language. The arbitration award shall be final and binding on the Parties.

This document and the Conditions do not constitute a prospectus according to art. 652a or art. 1156 of the Swiss Code of the Obligations or Art. 27 et seq. of the Listing Rules of SIX Swiss Exchange.

The Warrant and the Warrant Shares deliverable upon exercise of the Warrant have not been and will not be registered under the Securities Act or with any securities authority of any state of the United States and may not be offered, sold or delivered within the United States or to, or for the account or benefit of U.S. persons absent the registration under or an applicable exemption from the registration requirements of the U.S. securities laws.

In witness whereof, the Company has caused this Warrant to be duly executed on its behalf as a Deed.

Dated: as of May 6, 2016

Executed and delivered

as a deed by

WISeKey International Holding Ltd

acting by:

/s/ Carlos Moreira	/s/ Peter Ward
Carlos Moreira	Peter Ward
CEO and Chairman	CFO | Member of the Board of Directors

Conditions of the Warrants

of WISeKey International Holding Ltd

with Issue Date as of May 6, 2016

(the or these “Conditions”)

1.	Interpretation

For the purposes of these Conditions, unless the context otherwise requires, the following words shall have the meaning set out opposite them:

“Acquiring Entity”	has the meaning given in Condition 8;

“Aggregate Exercise Price”	has the meaning given in Condition 2(b);

“Average Price”	as of any date: (i) in respect of Ordinary Shares the volume weighted average price for an Ordinary Share on the Principal Market as reported by Bloomberg through its “Volume at Price” functions; (ii) in respect of any other security, the volume weighted average price for such security on the Principal Market as reported by Bloomberg through its “Volume at Price” functions; (iii) if the Principal Market is not the principal securities exchange or trading market for such other security, the volume weighted average price of such security on the principal securities exchange or trading market on which such security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iv) if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg; or (v) if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg. If the Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders within five Business Days of a written request for such approval made by the Company. If the Company and the holders of the Warrants are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Condition 2(d).

“Bloomberg”	Bloomberg Financial Markets;

“Business Day”	any day (except any Saturday or Sunday) on which banks in Zurich are generally open for business;

“Capital Distribution”	(a) any dividend which is expressed by the Company or declared by the shareholders of the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders of the Company or any analogous or similar term, including any payment in respect of a capital reduction (not including a purchase by the Company of its own shares into treasury), in which case the Capital Distribution shall be the Fair Market Value of such dividend or (b) any dividend which is, or to the extent determined to be, a capital distribution in accordance with the following formula:

E = A + B - C

Where:

A is the Fair Market Value of the relevant dividend (“Dividend A”) (such Fair Market Value being determined as at the date of announcement of Dividend A);

B is the Fair Market Value of all other dividends (other than any dividend or portion thereof previously deemed to be a Capital Distribution) made in respect of the same financial year as Dividend A (“Financial Year A”) (such Fair Market Value being determined in each case as at the date of announcement of the relevant dividend);

C is equal to the Fair Market Value of all dividends (other than any dividend or portion thereof previously deemed to be a Capital Distribution) made in respect of the financial year immediately preceding Financial Year A (such Fair Market Value being determined, in each case, as at the date of announcement of the relevant dividend); and

E is the Capital Distribution (provided that if E is less than zero, the Capital Distribution shall be deemed to be zero);

Provided that:

(a) where a Cash Dividend is announced which is to be, or may at the election of a holder or holders of Ordinary Shares be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, then for the purposes of the above formula the dividend in question shall be treated as a dividend of (i) the Cash Dividend so announced or (ii) of the Fair Market Value on the date of announcement of such dividend, of the Ordinary Shares or other property or assets to be issued or delivered in satisfaction of such dividend (or which would be issued if all holders of Ordinary Shares elected therefore, regardless of whether any such election is made) if the Fair Market Value of such Ordinary Shares or other property or assets is greater than the Cash Dividend so announced; and

(b) for the purposes of the definition of Capital Distribution, any issue of Ordinary Shares falling within Condition 3(d) shall be disregarded;

“Cash Dividend”	any final, interim, special, extraordinary, non-recurring or other dividend or other distribution that is paid by the Company in cash;

“Class A Shares”	registered shares of the Company, each with a nominal value of CHF 0.01;

“Convertible Securities”	any shares or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Ordinary Shares;

“Current Market Price”	in respect of an Ordinary Share at a particular date, the arithmetic average of the Average Price for an Ordinary Share for the five consecutive Trading Days ending on the Trading Day immediately preceding such date provided that if at any time during the said five-day period the Ordinary Shares shall have been quoted ex-dividend (or ex- any other entitlement) and during some other part of that period the Ordinary Shares shall have been quoted cum-dividend (or cum- any other entitlement), then: (i) if the Ordinary Shares to be issued do not rank for the dividend (or entitlement) in question, the quotations on the dates on which the Ordinary Shares shall have been quoted cum-dividend (or cum any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement of such dividend (or entitlement); or (ii) if the Ordinary Shares to be issued do rank for the dividend (or entitlement) in question, the quotations on the dates on which the Ordinary Shares shall have been quoted ex-dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount, and provided further that if the Ordinary Shares on each of the said five Trading Days have been quoted cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued do not rank for that dividend (or other entitlement) the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of the first public announcement of such dividend or entitlement, and provided further that, if such Average Prices are not available on one or more of the said five Trading Days, then the arithmetic average of such Average Prices which are available in that five Trading Day period shall be used (subject to a minimum of two such Average Prices) and if only one or no such Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an independent investment bank of international repute selected by the Company and approved in writing by the Majority Holders within five Business days of a written request for such approval from the Company;

“Exercise Date”	in relation to any exercise of a Warrant, the date on which a copy of a duly completed Exercise Notice is delivered to the Company in accordance with Condition 2(b);

“Exercise Notice”	a notice to the Company to exercise a Warrant, pursuant to Condition 2(b) and in the form as set out in Appendix B and in such additional form as may be required under Swiss law if the Warrant Shares are issued out of conditional share capital;

“Exercise Price”	CHF 8.85432, such price corresponding to 120% of the volume-weighted average price of all transactions executed on the Principal Market on which the Ordinary Shares are initially Listed during the first Trading Day after the Ordinary Shares become Listed on such Principal Market.

“Expiry Date”	the fifth anniversary of the Issue Date or, if such day is not a Business Day, the immediately following Business Day;

“Fair Market Value”	with respect to any property on any date, the fair market value of that property as determined in good faith by an independent investment bank of international repute selected by the Company and approved by the Majority Holders, provided that (i) the Fair Market Value of a Cash Dividend paid or to be paid shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any cash amount (other than a Cash Dividend) shall be the amount of such cash; (iii) where Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an independent investment bank of international repute selected by the Company and approved in writing by the Majority Holders within five Business Days of a written request for such approval from the Company), the Fair Market Value (a) of such Spin-Off Securities shall equal the arithmetic mean of the daily Average Prices of such Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five Trading Days on the relevant market commencing on the first such Trading Day such Spin-Off Securities options, warrants or other rights are publicly traded; and (iv) in the case of (i) converted into the currency in which the Ordinary Shares are traded on the Principal Market (if declared or paid in another currency) at the rate of exchange used to determine the amount payable to Ordinary Shareholders who were paid or are to be paid the Cash Dividend in that currency of trading; and in any other case, converted at such rate of exchange as may be determined in good faith by an independent investment bank of international repute selected by the Company and approved in writing by the Majority Holders within five Business Days of a written request for such approval made by the Company to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available);

“Franc” or “Swiss franc” or “CHF”	the legal currency of Switzerland;

“Holder” or “Holders”	the Person or Persons in whose name or names a Warrant is registered in the Warrant Register for the time being;

“Issue Date”	the date of issue of this Warrant (as given at the top of these Conditions);

“Lien”	with respect to any asset or property, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom or any other agreement or arrangement having similar effect;

“Listing”	admission to listing (if applicable) on the Principal Market and any applicable official list and trading on the Principal Market, and the terms “List” and “Listed” shall be construed accordingly;

“Listing Rules”	the rules (including any rules of the Principal Market and any relevant listing authority) applicable to a Listed company from time to time;

“Majority Holders”	Holders of the majority of the Warrants representing a majority of the Warrant Shares capable of being purchased or, if any request for approval is made in writing to all the Holders which requires the Holders, pursuant to this warrant instrument, to respond to such a request within five Business Days of such request, Holders of the majority of the Warrants representing a majority of the Warrant Shares capable of being purchased under such Warrants whose Holders respond to such request on or before the fifth Business Day following receipt of such request;

“Nominal Value”	the nominal value from time to time of one Ordinary Share, being CHF 0.05, as adjusted in accordance with Condition 3;

“Option”	any rights, warrants or options to subscribe for or acquire Ordinary Shares;

“Ordinary Shares”	the common shares of the Nominal Value in the capital of the Company from time to time in issue and “Ordinary Shareholders” shall be construed accordingly;

“Organic Change”	has the meaning given in Condition 8;

“Person”	an individual or a corporation, a general or limited partnership, a trust, an incorporated or unincorporated association, a joint venture, a limited liability company, a limited liability partnership, a joint stock company, a government (or an agency or political subdivision thereof) or any other entity of any kind;

“Principal Market”	the SIX Swiss Exchange or any stock exchange in the European Economic Area; ;

“Registrars”	the registrars of the Company from time to time (if any) as specified in writing by the Company to the Holders;

“Relevant Effective Date”	has the meaning given in Condition 2(e);

“Relevant Price”	in relation to any issue, grant or modification referred to in Condition 3(c), 3(f), 3(g) or 3(h), the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of the issue, grant or modification referred to in the relevant Condition;

“Settlement System”	SIX SIS, the system for electronic settlement of trades in Ordinary Shares on the Principal Market, or any equivalent system of another Principal Market;

“Share Subscription Agreement”	the Share Subscription Agreement dated January 19, 2016;

“Spin-Off”	a distribution of Spin-Off Securities by the Company to Ordinary Shareholders;

“Spin-Off Securities”	equity securities of a Person other than the Company which are, or are intended to be, publicly traded in a market of adequate liquidity (as determined by an independent investment bank of international repute selected by the Company and approved in writing by the Majority Holders within five Business days of a written request for such approval from the Company);

“Subscription Agreement”	the subscription agreement dated on or about the Issue Date between (amongst others) the Company, GEM Global Yield Fund LLC SCS and GEM Investments America, LLC in respect of an equity line of credit;

“Subsidiary”	any Person in which the Company holds more than 50% of the voting rights (or equivalent rights);

“Trading Day”	any day on which the Principal Market is open and remains open for not less than five hours for the general trading of securities;

“Warrant” or “Warrants”	this Warrant and any other Warrants which may from time to time be outstanding in consequence of the splitting or transfer of this Warrant (in whole or in part), provided always that such splitting or transfer occurs in accordance with these Conditions;

“Warrant Register”	the register kept pursuant to Condition 6(a);

“Warrant Share Delivery Date”	has the meaning given in Condition 2(e); and

“Warrant Shares”	has the meaning given on the first page of this Warrant.

References to Conditions and Appendices are, save where the context otherwise requires, to conditions endorsed on this Warrant and appendices to this Warrant. Condition headings are included for the convenience of the parties only and do not affect the interpretation of this Warrant. Phrases introduced by the word “including” and similar expressions do not limit the scope of the meaning of the words to which they relate.

If for the purpose of any determination or calculation to be made under this Warrant any sum in one currency needs to be converted into another currency, it shall be converted as of the date of the relevant determination or calculation at such rate of exchange as may be determined in good faith by an independent investment bank of international repute selected by the Company and approved in writing by the Majority Holders to be the spot rate ruling at the close of business on the immediately preceding Business Day (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate was available).

2.	Exercise

a)	Exercise

Subject to the conditions and limitations specifically provided herein, this Warrant may be exercised by the Holder, in whole or in part, (i) forty Business Days after the first trading day after the Listing at any time and from time to time on any Business Day on or after the opening of business up to (ii) 4.00 p.m., Swiss time, on the Expiry Date and any Warrant which has not been exercised by that time shall become null and void and the rights of the Holder to exercise such Warrant shall lapse.

Each Holder is deemed and required to:

(i)	acknowledge that the Warrant and the Warrant Shares deliverable upon the exercise of a Warrant have not been and will not be registered under the Securities Act or with any securities authority of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons and that, accordingly, Warrants may not be exercised by or on behalf of any person in the United States or U.S. person (in each case, except (A) pursuant to the registration requirements of the Securities Act or (B) in a transaction which is exempt from or otherwise not subject to the registration requirements of the Securities Act); and

(ii)	confirm that he is outside of the United States (as defined in Regulation S), that is acquiring the Warrant Shares in the context of an Offshore Transaction (as defined in Regulation S) in accordance with Rule 903 and 904 of the Securities Act.

b)	Exercise Notice and Payment of Exercise Price

In order to exercise this Warrant, the Holder shall

(i)	send by facsimile transmission or email a duly completed and signed Exercise Notice in the form and of the contents as per Annex B, signed by a duly authorized representative of the Holder, at any time prior to 4.00 p.m., Swiss time, on any Business Day up to and including the Expiry Date, and specify the Holder’s election to exercise this Warrant, which Exercise Notice shall specify the number of Warrant Shares to be purchased; Exercise Notices must not contain conditions; and

(ii)	make payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which a Warrant is being exercised (the “Aggregate Exercise Price”) by wire transfer of immediately available funds in Swiss Francs, free of any foreign exchange commissions, remittance charges or other deductions; and

(iii)	surrender to a common carrier for delivery to the Company the Warrant (or an indemnification undertaking with respect to the Warrant in the case of its loss, theft or destruction). For the avoidance of doubt there may be more than one Exercise Notice and more than one purchase of Warrant Shares pursuant to a Warrant.

The Holder shall provide the Company with a list of authorized representatives and signature specimens substantially in the form attached hereto as Appendix D. At any time, the Holder is entitled to replace its list by notifying the Company and submitting a new list. An Exercise Notice shall be regarded as validly signed if this is done in accordance with the current list of authorized representatives and signature specimens at the time the Exercise Notice is received by the Company. The Holder agrees and accepts that in connection with an Exercise Notice the Company may fully rely on such current list of authorized representatives and signature specimens.

c)	Confirmation of Exercise

Upon receipt by the Company of an Exercise Notice in accordance with Condition 2(b) and Annex B, the Company shall as soon as practicable, but in no event later than within oneBusiness Day following the receipt of the Exercise Notice, send, via facsimile or email, a confirmation of receipt of such Exercise Notice in the form of the notice at Appendix C to the Holder.

d)	Disputes

In the case of a dispute as to the determination of the Exercise Price or the Average Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall, or shall cause the Registrars to, deliver to the Holder the number of Ordinary Shares that is not disputed in accordance with Condition 2(e) and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile or email within one Business Day of receipt of the Holder’s Exercise Notice. If the Holder and the Company are unable to agree upon the determination of the Exercise Price or the Average Price or arithmetic calculation of the number of Warrant Shares within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall immediately submit via facsimile or email (i) the disputed determination of the Exercise Price or the Average Price to an independent, reputable investment bank or firm of chartered accountants selected by the Company and approved by the Majority Holders (or, in the event of such a selection not having been made or such approval not having been given within such one further Business Day, such an investment bank or firm of chartered accountants as may be appointed on the application of the Company or the Holder by the President for the time being of the Institute of Chartered Accountants of England and Wales) or (ii) the disputed arithmetic calculation of the number of Warrant Shares to the Company’s auditors. The Company shall cause the investment bank, accountants or auditors (including any investment bank or accountants appointed by the President for the time being of the Institute of Chartered Accountants of England and Wales) as the case may be, to perform the determinations or calculations (acting as an expert and not an arbitrator) and notify the Company and the Holder of the results no later than the second Business Day after the date it receives the disputed determinations or calculations. Such investment bank’s, accountants’ or auditors’ determination or calculation, as the case may be, shall be binding upon all parties, absent manifest error. The costs of any such investment bank’s, accountants’ or auditors’ determination or calculation shall be borne (on an indemnity basis) by the Company and the Holder in equal parts.

e)	Delivery of Warrant Shares upon Exercise

Subject to Condition 2(d), in the event of any exercise of the rights represented by a Warrant in accordance with Condition 2(b), the Company shall allot and issue or otherwise deliver to the Holder (or its designee) the Warrant Shares (either newly issued or already in issue) to which the Holder thereby becomes entitled five Business Days after the date on which a copy of the relevant Exercise Notice is received by the Company by facsimile transmission or email in accordance with Condition 2(b) or, if later, on the date on which the Aggregate Exercise Price is received by the Company in cleared funds (the “Relevant Effective Date”). In such event the Company shall, or shall cause the Registrars to, on or before the Trading Day (the “Warrant Share Delivery Date”) following the Relevant Effective Date, (i) provided the Company is participating in the Settlement System or another electronic or book-entry delivery system in respect of Ordinary Shares and also provided the Settlement System is in operation on that Trading Day (and if not, on the next Trading Day on which the Settlement System is in operation again), upon the request of the Holder, credit such aggregate number of Ordinary Shares to which the Holder is entitled to the Holder’s or its designee’s Settlement System stock account or its balance account with such electronic or book-entry delivery system; or (ii) issue a written confirmation confirming that these Ordinary Shares are held by that person according to the share register to an express courier service for guaranteed second day service to the address specified in the Exercise Notice.

The Company’s obligation to deliver Ordinary Shares upon exercise of a Warrant shall not be subject to (i) any set-off or defence or (ii) any claims against any Holder howsoever arising except as provided for in these Conditions.

f)	Delivery of New Warrant

Unless the rights represented by a Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, but subject to physical receipt of the Warrant, issue a new Warrant (identical in all respects to the respective Warrant) for the balance of the Warrant which has not been exercised.

g)	Failure to Deliver Warrant Shares

If the Company fails to comply with its obligations under Condition 2(e) then, in addition to all other available remedies which such Holder may pursue, the Company shall pay additional damages to such Holder for each day after the Warrant Share Delivery Date or, respectively, in the case mentioned in Condition 2(e)(i), the first Trading Day on which the Settlement System is in operation again, on which the Company has failed to comply with its obligations under Condition 2(e) in an amount equal to 1 per cent. of the product of (i) the sum of the number of Ordinary Shares not properly delivered or in respect of which the Company has (where applicable) failed to deliver a confirmation pursuant to Condition 2(e) and (ii) the Exercise Price of the Ordinary Shares on the Relevant Effective Date.

h)	Dividends and Other Distributions

Warrant Shares allotted pursuant to an Exercise Notice will not rank for any dividends or other distributions declared made or paid on the Ordinary Shares for which the record date is a date prior to the Relevant Effective Date but, subject thereto, will rank in full for all dividends and other distributions declared, made or paid on the Warrant Shares on or after the Relevant Effective Date pari passu in all other respects with the Ordinary Shares in issue at that date.

i)	Loan of Ordinary Shares

In order to comply with the obligation under this Warrant to deliver the Warrant Shares to the Holder on the Relevant Effective Date, the Company shall be entitled to agree that a third party (the “Share Lender”) lends Ordinary Shares to the Holder for delivery on the Relevant Effective Date.

In such cases, if the Share Lender offers a loan of Ordinary Shares to the Holder, the Holder shall accept such loan provided it is made in the following terms:

(aa)	the total number of Ordinary Shares which shall be offered for loan (the “Loan Shares”) shall be equal to the Warrant Shares to be delivered by the Company to the Holder on the Relevant Effective Date;

(bb)	the Holder shall be deemed to accept the offer for the loan in full and the Share Lender shall deliver on the Relevant Effective Date the Loan Shares which are to be loaned (the “Loan”) to the securities account designated by the Holder in the Notice of Exercise;

(cc)	each Loan shall be concluded for a term commencing on the date of delivery of the Loan Shares to the Holder (which must not be later than the Relevant Effective Date) and ending on the day set out in paragraph (f) below;

(dd)	if the Company pays a dividend or makes a distribution to the holders of the Ordinary Shares during the term of any Loan, the Holder shall pay to the Share Lender (at the time when the Holder receives the corresponding payment from the Company in accordance with indemnity set out further in this paragraph) in cash an amount equal to such dividend or distribution so made by the Company in respect to the Loan Shares. If the Company pays a dividend or makes any other distribution to the holders of Ordinary Shares during the term of any Loan, the Company shall indemnify the Holder in respect of any and all sums that the Holder may incur in order to comply with this paragraph in order to pay the Share Lender the sums of any dividends or distributions, and from such sums will be deducted any net sum received by the Holder as dividend in respect to the Loan Shares;

(ee)	each Loan shall be instrumental to the Company for the purpose of this Warrant and it shall carry no consideration payable by the Holder to the Share Lender irrespective of any arrangements that may be agreed between the Company and the Share Lender in relation to the Loan;

(ff)	within one Trading Day after the Warrant Shares to be issued and delivered to the Holder pursuant to this Warrant have been Listed and delivered to the Holder, the Holder shall repay the balance of the relevant Loan by transferring a number of Ordinary Shares which is equal to the number of outstanding Loan Shares to the Share Lender;

(gg)	the Holder shall have no obligation to repay the balance of the relevant Loan, and the Share Lender shall have not right to claim for any outstanding Loan Shares, until the Warrant Shares issued pursuant to this Warrant have been issued, delivered to the Holder, registered with the share register and Listed;

3.	Adjustments

For the avoidance of doubt, the issuance of Class A Shares after the date hereof shall not be considered an adjustment event pursuant to any of the clauses in this Section 3.

The Exercise Price and the number of Warrant Shares will be subject to adjustment from time to time as follows:

a)	If, at any time or from time to time on or after the Issue Date, there shall be an alteration to the Nominal Value of the Ordinary Shares as a result of the consolidation or subdivision thereof, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such alteration by the following fraction:

A
—
B

where:

A	equals the nominal amount of one Ordinary Share immediately after such alteration; and

B	equals the nominal amount of one Ordinary Share immediately before such alteration.

Such adjustment shall become effective on the date on which the alteration takes effect.

b)	If, at any time or from time to time on or after the Issue Date, the Company shall issue any securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares) to Ordinary Shareholders as a class by way of rights or grant to Ordinary Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares) then, on the occasion of each such issue or grant, the Company shall either:

(i)	adjust the Exercise Price for each Warrant Share not entitled to such issuance or grant by multiplying the Exercise Price in force immediately prior to such issue or grant by the following fraction:

A - B
———
A

where:

A	equals the Current Market Price of an Ordinary Share on the date on which the terms of such offer or grant are publicly announced; and

B	equals the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Ordinary Share; or

(ii)	make a like issue or grant of options, rights, warrants or securities to each Holder as if each Holder had submitted an Exercise Notice in respect of the entire Warrant on the record date applicable to such issue or grant at the Exercise Price per Warrant Share then applicable.

Such adjustment shall become effective on the date on which the issue or grant is made.

c)	If, at any time or from time to time on or after the Issue Date, the Company shall issue Ordinary Shares to Ordinary Shareholders as a class by way of rights, or issue or grant to Ordinary Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Ordinary Shares, in each case at less than the Relevant Price, the Exercise Price of each Warrant Share not entitled to such issuance or grant shall be adjusted by multiplying the Exercise Price in force immediately prior to such issue or grant by the following fraction:

A + B
————
A + C

where:

A	equals the number of Ordinary Shares in issue immediately before such announcement;

B	equals the number of Ordinary Shares which the aggregate amount (if any) payable for the Ordinary Shares being issued by way of rights, or for the options or warrants or other rights being issued by way of rights and for the total number of Ordinary Shares comprised therein would purchase at the Relevant Price; and

C	equals the number of Ordinary Shares being issued or, as the case may be, comprised in the grant.

Such adjustment shall be effective from the date of such issue or grant.

d)	If, at any time or from time to time on or after the Issue Date, the Company shall issue any Ordinary Shares credited as fully paid to the Ordinary Shareholders as a class by way of rights, by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), other than to the extent that any such Ordinary Shares are issued instead of the whole or part of a Cash Dividend, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately prior to such issue by the following fraction:

A
—
B

where:

A	equals the aggregate nominal amount of the issued Ordinary Shares immediately before such issue; and

B	equals the aggregate nominal amount of the issued Ordinary Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

e)	If, at any time or from time to time on or after the Issue Date, the Company shall pay or make any Capital Distribution to the Ordinary Shareholders as a class by way of rights, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately prior to such Capital Distribution by the following fraction:

A - B
———
A

where:

A	equals the Current Market Price of one Ordinary Share on the first public announcement of the relevant Capital Distribution or, in the case of a Spin-Off, is the mean of the Average Prices of an Ordinary Share for the five consecutive Trading Days ending on the Trading Day immediately preceding the date on which the Ordinary Shares are traded ex- the relevant Spin-Off; and

B	equals the portion of the Fair Market Value of the Capital Distribution attributable to one Ordinary Share, determined by dividing the Fair Market Value of the aggregate Capital Distribution by the number of Ordinary Shares entitled to receive the Capital Distribution.

Such adjustment shall become effective on the date on which such Capital Distribution is made or if later, the first date upon which the Fair Market Value of the Capital Distribution is capable of being determined as provided herein.

f)	If, at any time or from time to time on or after the Issue Date, the Company shall issue (otherwise than as mentioned in Condition 3(c)) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued upon exercise of the Warrants) or issue or grant (otherwise than as mentioned in Condition 3(c)) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Ordinary Shares, at a price per Ordinary Share which is less than the Relevant Price, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately prior to such issue or grant by the following fraction:

A + B
———
A + C

where:

A	equals the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B	equals the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such additional Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at the Relevant Price; and

C	equals the number of Ordinary Shares to be issued pursuant to such issue or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such additional Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

g)	If, at any time or from time to time on or after the Issue Date, the Company or any Subsidiary or (at the direction or request of or pursuant to any arrangements with the Company or any Subsidiary) any other Persone (otherwise than as mentioned in Condition 3(c) or 3(f)) shall issue wholly for cash or for no consideration any securities (or enter into any contractual arrangements which would have an equivalent economic effect of issuing securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Ordinary Shares (other than Ordinary Shares already in issue at the time of the issue of the securities referred to) (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than the Relevant Price, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately prior to such issue (or grant) by the following fraction:

A + B
————
A + C

where:

A	equals the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued by the Company for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued);

B	equals the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such redesignation would purchase at the Relevant Price; and

C	equals the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such redesignation, provided that if at any time of issue of the relevant securities or date of grant of such rights (the “Condition 3(g) Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formular or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such securities are redesignated or at such other time as may be provided) then for the purpose of this Condition 3(g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Condition 3(g) Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Condition 3(g) Specified Date.

Such adjustment shall become effective on the date of issue of such securities or, as the case may be, the grant of such rights.

h)	If, at any time or from time to time on or after the Issue Date, there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 3(g) other than in accordance with the terms (including terms as to adjustment) applicable to such securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than the Relevant Price, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately prior to such modification by the following fraction:

A + B
————
A + C

where:

A	equals the number of Ordinary Shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued by the Company for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued);

B	equals the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the securities so modified would purchase at the Relevant Price; and

C	equals the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an independent investment bank of international repute, selected by the Company and approved in writing by the Majority Holders within five Business Days of a written request for such approval from the Company shall, acting as an expert, consider appropriate for any previous adjustment under this Condition 3(h)or Condition 3(g), provided that if at any time of such modification (the “Condition 3(h) Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formular or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purpose of this Condition 3(h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Condition 3(g) Specified Date and as if such conversion, exchange, subscription had taken place on the Condition 3(h) Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

i)	If, at any time or from time to time on or after the Issue Date, the Company or any Subsidiary or (at the direction or request of or pursuant to any arrangements with the Company or any Subsidiary) any other Person shall offer any securities in connection with which offer Ordinary Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Exercise Price falls to be adjusted or an offer falls to be made to Holders under Conditions 3(b), 3(c), 3(d), 3(e), 3(f) or 3(g), or would fall to be so adjusted or made if the relevant issue or grant was at less than the Relevant Price) the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before the making of such offer by the following fraction:

A - B
———
A

where:

A	equals the Current Market Price of one Ordinary Share on the date on which the terms of such offer are first publicly announced; and

B	equals the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights on the Principal Market.

j)	The Company shall not, and shall procure that none of its Subsidiaries shall, issue or sell Ordinary Shares, Options or Convertible Securities at a price that would require an adjustment pursuant to this Condition 3 unless the Company has obtained all consents and approvals necessary (including, but not limited to, any applicable approvals and consents of the Board of Directors of the Company, the Ordinary Shareholders, the Principal Market, the Settlement System and any relevant listing or regulatory authority) to issue in addition all Warrant Shares which may be required to be issued upon exercise of the Warrants at the adjusted Exercise Price.

k)	Concurrently with the public announcement by the Company of the making of an offer, grant or issue to which Condition 3(b) applies, the Company shall notify the Holder in writing whether it shall adjust the Exercise Price or extend the offer, grant or issue to the Holder as set out in Condition 3(b)(ii) (as the case may be).

l)	If the Relevant Effective Date in relation to any Warrant shall be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Conditions 3(b) to 3(i), but before the relevant adjustment becomes effective or the relevant offer is made to Holders, the Company shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or otherwise delivered to the converting Holder or in accordance with the instructions contained in the Exercise Notice such additional number of Ordinary Shares or other securities as, together with the Ordinary Shares issued or otherwise delivered, as the case may be, on exercise, is equal to the number of Ordinary Shares which would have been required to be issued or otherwise delivered, as the case may be, on exercise if the relevant adjustment or offer had in fact been made and accepted and become effective immediately after the relevant record date. Such additional Ordinary Shares or other securities shall be issued or otherwise delivered as at, and within one month after, the Relevant Effective Date or within one month after the date of issue of Ordinary Shares or other securities if the relevant adjustment results from the issue or transfer of Ordinary Shares and certificates for such Ordinary Shares (if such Ordinary Shares are in certificated form) will be despatched within such period of one month.

m)	If the Company and the Majority Holders (acting reasonably and in good faith and after a reasonable period of consultation with each other) determine that an adjustment should be made to the Exercise Price as a result of one or more events or circumstances not referred to above in this Condition 3 (even if the relevant event or circumstance is specifically excluded from the operations of Conditions 3(a) to 3(1)), such Holders and the Company shall (within 21 days of such event or circumstance arises) jointly request an independent investment bank of international repute, acting as expert, to determine as soon as practicable what adjustment (if any, and provided that it shall result in a reduction of the Exercise Price) to the Exercise Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination. The firm of accountants shall be appointed at the expense of the Holders if the adjustment determined by the bank is greater than that required pursuant to this Condition 3 and at the expense of the Company if the adjustment determined by the bank is less than that required pursuant to this Condition 3.

n)	The Company covenants and undertakes to each Holder that it shall not do anything which would give rise to an adjustment pursuant to this Condition 3 which would cause the Exercise Price per Ordinary Share to be reduced to an amount that is less than the Nominal Value of an Ordinary Share.

o)	References to any issue or offer to Ordinary Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer to all or substantially all Ordinary Shareholders by reason of being holders of Ordinary Shares other than Ordinary Shareholders to whom, by reason of laws of any territory or requirements of any recognized regulatory body or any stock exchange in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer.

p)	Simultaneously with any adjustment to the Exercise Price pursuant to this Condition 3, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the Aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the Aggregate Exercise Price in effect immediately prior to such adjustment.

q)	On any adjustment pursuant to this Condition 3, the resultant Exercise Price shall be rounded to the nearest CHF 0.0001.

r)	No adjustment shall be made to the Exercise Price or the number of Warrant Shares on account of the issue of Ordinary Shares pursuant to (i) the Share Subscription Agreement and (ii) stock options or similar arrangements granted or to be granted at market by the Company to employees and consultants.

4.	Fractional Interests

No fractional shares shall be deliverable upon the exercise of a Warrant. If, on exercise of a Warrant, the Holder would otherwise be entitled to purchase a fractional amount of Ordinary Shares, the number of Ordinary Shares deliverable upon exercise shall be rounded to the nearest whole number of Ordinary Shares, with 0.5 of an Ordinary Share being rounded upwards.

5.	Form, Title and Transfer

a)	Title

The Holder shall (to the fullest extent permitted by applicable laws) be treated at all times by the Company for all purposes as the absolute owner of this Warrant (regardless of any notice of ownership, trust or any interest in it or its theft or loss). Title to this Warrant will pass upon the registration of the transfer of this Warrant in accordance with the provisions of Condition 5(b). The Company shall have the right not to register a holder of a Warrant if the conditions for transfer or assignment pursuant to Condition 5(b) are not complied with.

b)	Transfer or Assignment

Subject to the following paragraph, the Holder shall be entitled freely to transfer or assign this Warrant without the consent of the Company. Notwithstanding anything to the contrary contained in a Warrant, the Holder shall be entitled to charge or pledge this Warrant and the Ordinary Shares deliverable upon exercise thereof in connection with any loan or financial transaction that is secured on this Warrant or the Ordinary Shares deliverable upon exercise thereof.

This Warrant may be transferred in whole or in denominations of not less than 1,000,000 Ordinary Shares, but in no event and at not time to more than ten (10) Holders, always in accordance with these Conditions, by the transferor depositing this Warrant for registration of the transfer at the specified office of the Company, together with an instrument of transfer in the form set out in Appendix A or in any other form which may be approved for the time being by the Company. Upon the Company, after due and careful enquiry, being satisfied with the documents of title and the identity of the Person making the request and the right of the transferor to transfer this Warrant and subject to such reasonable regulations as the Company may prescribe, the Company shall, within five Business Days of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), execute and deliver at its specified office to the transferee or (at the risk of the transferee) send by mail to such address as the transferee may request a new Warrant in the name of the transferee in respect of the number of Warrant Shares transferred. If this Warrant has not been transferred in whole, the Company shall on the same date execute and deliver at its specified office to the Holder or (at the risk of the Holder) send by mail to such address as the Holder may request a new Warrant in the name of the Holder in respect of the balance of Warrant Shares not transferred.

6.	Maintenance of Registers

The Company shall so long as any Warrants are outstanding:

a)	maintain at its registered office the Warrant Register which shall, to the extent the Company is notified of the same in accordance with the terms of this Warrant, show (i) the name and address of the registered Holder of each Warrant (including, for the avoidance of doubt, all transfers and changes of ownership of Warrants), (ii) all cancellations of each Warrant following its exercise and (iii) all replacements of Warrants; and

b)	subject to applicable laws and regulations at all reasonable times during office hours and on prior written notice by the Holder, make the Warrant Register available to the Holder for inspection and for the taking of copies or extracts.

7.	Taxes

The Company shall pay or reimburse any and all documentary, stamp, transfer, registration and other similar duties, taxes and fees which may be payable by the Company under the laws of Switzerland (and any other jurisdictions in which from time to time the Company is resident for tax purposes or Ordinary Shares are listed or publicly traded) with respect to the issue and delivery of Warrant Shares upon exercise of this Warrant.

8.	Organic Changes

a)	Any reorganisation, merger, reconstruction or amalgamation of the Company and/or its Subsidiaries or any sale of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to another Person or any other transaction which in any such case is effected in such a way that holders of Ordinary Shares are entitled to receive shares, securities or assets of any Person other than the Company (including cash) in exchange for or by way of consideration for the cancellation of, or with respect to, Ordinary Shares is referred to herein as “Organic Change”.

b)	Prior to the completion of any:

(i)	sale of all or substantially all of the assets of the Company and its Subsidiaries; or

(ii)	any Organic Change following which the Company is to become the subsidiary of another Person or to be wound up, the Company shall use all reasonable endeavours to secure from the Person purchasing such assets or the acquiring company or successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Majority Holders) to deliver to each Holder, in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Majority Holders (and the terms of such security (including, for the avoidance of doubt, the exercise price and the number of shares in the Acquiring Entity in respect of which such new warrant may be exercised) shall, without limitation, reflect the value of the Ordinary Shares at the time of such sale or Organic Change).

c)	Prior to the consummation of any other Organic Change, the Company shall use best efforts to make appropriate provision (in form and substance reasonably satisfactory to the Majority Holders) to ensure that each Holder will thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Ordinary Shares immediately theretofore acquirable and receivable upon the exercise of such Holder’s Warrants, such shares, securities or assets that would have been issued or transferred in such Organic Change with respect to or in exchange for the number of Ordinary Shares which would have been acquirable and receivable upon the exercise of such Holder’s Warrants as of the date of such Organic Change.

d)	At the same time as any public announcement is released in relation to any Organic Change, the Company shall send a copy of that announcement to each Holder by facsimile transmission or email.

9.	Covenants as to Ordinary Shares

The Company hereby covenants and agrees as follows:

a)	this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant in accordance with Condition 5(b) will upon issue be, duly authorized and validly issued;

b)	all Warrant Shares which may be issued or otherwise delivered upon the exercise of the rights represented by this Warrant in accordance with the terms of this Warrant will, upon issue, be validly issued, fully paid, freely tradable (subject to any restrictions in the trading or in the offer, sale and/or delivery of securities in the Company pursuant to laws other than those of Switzerland (and any other jurisdictions in which from time to time the Company is resident for tax purposes or Ordinary Shares are listed or publicly traded) and free from all Liens;

c)	during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times ensure best efforts that it is subject to no restrictions which would prevent it from allotting and issuing, or that it is otherwise able to procure the delivery of, at least 100 per cent. of the number of Ordinary Shares needed to provide for the exercise of the rights then represented by the Warrants;

d)	the Company shall maintain, so long as any Ordinary Shares in issue shall be Listed, the Listing of all Ordinary Shares from time to time deliverable upon the exercise of this Warrant and all Ordinary Shares delivered upon such exercise shall be duly Listed as soon as practicable after the Warrant Share Delivery Date;

e)	the Company shall not increase the Nominal Value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect;

f)	the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue or otherwise deliver fully paid Ordinary Shares upon the exercise of this Warrant; and

g)	the Company shall not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any economic rights which are more favourable than such rights attaching to the Ordinary Shares.

The Company shall take best efforts to avoid any shareholders resolution which would contravene with the above.

10.	Miscellaneous

a)	Amendments Regarding Swiss Law and Primary Market Regulations

To the extent required or practical due to requirements under Swiss law and Primary Market Regulations, the Parties shall amend this Agreement, in particular with regard to the mechanics of the issuance, delivery and listing of the Ordinary Shares.

b)	Failure to Exercise Rights Not Waiver

Without prejudice to the expiry of the Warrants on the Expiry Date, no failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

c)	Notices

Except as stated in Condition 2 hereof, any notice or other communication required or permitted to be given under the terms of this Warrant shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or facsimile transmission (with transmission confirmation report) or email transmission at the address or number designated below (if delivered on a Business Day prior to 4:00 p.m., local time, where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day prior to 4:00 p.m., local time, where such notice is to be received) or (b) on the third Business Day following the date of posting by inland recorded delivery or following its delivery into the custody of a generally recognised international courier service if sent overseas, in each case, addressed to such address, or upon actual receipt, whichever shall first occur. The addresses and numbers for such communications shall be such address and email address and telephone and facsimile numbers as such Holder and the Company, respectively shall have last so communicated in writing to each other with a copy to the Registrars at their address as notified by the Company from time to time (if any).

d)	Warrant Holder Not Deemed a Shareholder

Nothing contained in this Warrant shall be construed as imposing any liabilities on any Holder to purchase any securities, (upon exercise of this Warrant or otherwise) other than the Warrant Shares, or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Notwithstanding the above, the Holder acknowledges that it will be responsible for its own compliance with its obligations in respect of any applicable notification and disclosure required pursuant to Swiss stock exchange laws and regulations.

e)	Amendments

No amendment, modification or other change may be made to the Warrants or the Conditions unless such amendment, modification or change is set forth in writing and is signed by the Company and the Majority Holders, provided that no such action may increase the Exercise Price or decrease the number of shares obtainable upon exercise of any Warrants without the written consent of the Majority Holders. The Company may from time to time without the consent of the Holder create and issue further warrants substantially in the same form as the Warrants.

f)	Cost of Enforcement of this Agreement

In the event that any Holder takes any action to enforce any of the terms of, or preserve any rights under, this Warrant or to recover any sum owed to it in accordance with this Warrant, the Company shall forthwith on demand reimburse the Holder, as the case may be, for all costs and expenses (including legal fees and applicable taxes) incurred in connection with such enforcem ent.

g)	Replacement of Warrants

If this Warrant is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the registered office of the Company, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Company may require (provided that the requirement is reasonable in the light of prevailing market practice). If mutilated or defaced this Warrant must be surrendered before a replacement will be issued.

h)	Severability

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby.

i)	Governing Law and Jurisdiction

This Warrant and any dispute or claim arising out of or in connection with it or its subject matter existence, validity or termination (including non-contractual disputes or claims) is governed by and shall be construed and take effect in accordance with the laws of Switzerland.

All disputes, controversies or claims between the Parties arising out of or in connection with the Warrant and the Conditions (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the LCIA Rules. The arbitration tribunal shall be composed of three (3) arbitrators. The arbitration will take place in London, UK, and shall be conducted in the English language. The arbitration award shall be final and binding on the Parties.

j)	Third-Party Rights

This Warrant confers no right on any person other than the Holder to enforce any of these Conditions or any other term of this Warrant.

Appendix A - Form of Transfer of Warrant

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

this Warrant and all rights under this Warrant in respect of __________ Warrant Shares, irrevocably authorizing WISeKey International Holding Ltd to record the above transfer in the Warrant Register maintained by it.

Signature of transferor _________________________________ Signature of transferee _________________________________

Date:_______________

NOTE:

This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions endorsed on this Warrant to which this form of transfer relates and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of one authorized signatory.

Appendix B - Form of Exercise Notice

Exercise Notice

Reference is made to the Warrant, issued as of May 6, 2016, by WISeKey International Holding Ltd, a company incorporated in Switzerland (registration number CHE-143.782.707), whose registered office is at General-Guisan-Strasse 6, 6300 Zug (the “Company”). In accordance with and pursuant to the terms of the Warrants, and by express reference to the Company’s conditional share capital as included in the Company’s articles of association (Statuten) in Article 4b, the undersigned hereby elects to exercise the rights to purchase Ordinary Shares of the Company (i.e. common shares of a nominal value of CHF 0.05 each) at a price of CHF__________ (as adjusted in accordance with those terms) per Ordinary Share in respect of __________ Warrant Shares (the “Exercised Shares”).

Purchase Date: _________________________________

Please confirm the following information:

Exercise Price per Exercised Share: _________________________________

Number of Exercised Shares to be delivered: _________________________________

Aggregate Exercise Price: _________________________________

Electronic book entry transfer requested: (check one) (1) YES____ NO____

We confirm that payment of the Aggregate Exercise Price and surrender of the Warrant have been made in accordance with Condition 2(b) of the Warrant to the following account:

Account holder:	WISeKey International Holding AG, Zug
Bank:	ZCircher Kantonalbank, Bahnhofstrasse 6, 8001 Zurich, Switzerland
IBAN:	CH50 0070 0110 0060 2632 1
BIC / SWIFT:	ZKBKCHZZ80A
Reference / Text:	WISeKey International Holding AG Warrants Exercise

We herewith:

(i)	acknowledge that the Warrant and the Warrant Shares deliverable upon the exercise of a Warrant have not been and will not be registered under the Securities Act or with any securities authority of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons and that, accordingly, Warrants may not be exercised by or on behalf of any person in the United States or U.S. person (in each case, except (A) pursuant to the registration requirements of the Securities Act or (B) in a transaction which is exempt from or otherwise not subject to the registration requirements of the Securities Act); and

(ii)	confirm that we are outside of the United States (as defined in Regulation S), that we are acquiring the Warrant Shares in the context of an Offshore Transaction (as defined in Regulation S) in accordance with Rule 903 and 904 of the Securities Act; and

(iii)	confirm that the exercise of a Warrant by us will not violate any law applicable to us.

Please deliver the Exercised Shares in the following name and to the following address: Deliver to:

Deliver to:	_________________________________
_________________________________